Exhibit 99.2
Therapharm Recherches Th. R.
Balance Sheets
In Euros

	December 31,
	2007	2006

Assets
Current assets:
Cash and cash equivalents	€764,746	€247,933
Restricted cash	423,534	23,534
Accounts receivable	1,913,224	1,319,265
Unbilled revenue	648,949	485,198
Income tax receivable	182,335	182,335
Prepaid expenses and other current assets	182,145	121,098

Total current assets	€4,114,933	€2,379,363

Leasehold Improvements and equipment, net	117,035	177,065

Total assets	€4,231,968	€2,556,428

Liabilities and stockholder’s equity
Current liabilities:
Accounts payable	€631,789	€570,669
Accrued expenses	994,024	770,695
Customer deposits	400,000	—
Deferred revenue	1,572,759	1,098,555
Other current liabilities	81,971	—

Total current liabilities	€3,680,543	€2,439,919

Other liabilities	87,755	103,855

Total liabilities	€3,768,298	€2,543,774

Stockholder’s equity (deficit):
Stock at par value, 1,409 shares authorized, issued and outstanding	38,043	38,043
Additional paid in capital	370,746	370,746
Accumulated retained earnings (deficit)	54,881	(396,135)

Total stockholder’s equity (deficit)	463,670	(12,654)

Total liabilities and stockholder’s equity	€4,231,968	€2,556,428

The accompanying notes are an integral part of the financial statements.

Therapharm Recherches Th. R.
Statements of Operations
In Euros

	12 months ended
	12/31/07	12/31/06

Service revenue	€5,785,044	€4,178,926
Reimbursable revenue	1,940,439	1,857,297

Total revenue	7,725,483	6,036,223

Direct costs	3,745,187	3,656,391
Reimbursable expense	1,940,439	1,857,297
Selling, general, and administrative expenses	1,269,295	1,010,910
Depreciation and amortization	83,369	78,096

Income from operations	687,193	(566,471)

Other expense	(2,760)	(7,910)
Other Income	11,966	2,144

Income (loss) before provision (benefit) for income taxes	696,399	(572,237)
Provision (benefit) for income taxes	245,383	(133,653)

Net income (loss)	€451,016	€(438,584)

The accompanying notes are an integral part of the financial statements.

Therapharm Recherches Th. R.
Statements of Stockholders Equity
In Euros

			ACCUMULATED
	COMMON	ADDITIONAL PAID IN	RETAINED EARNINGS	TOTAL STOCKHOLDER’S
	STOCK	CAPITAL	(DEFICIT)	EQUITY (DEFICIT)

Balance at January 1, 2006	€38,043	€370,746	€176,102	€584,891

Distribution to parent			(133,653)	(133,653)

Net loss			(438,584)	(438,584)

Balance at December 31, 2006	€38,043	€370,746	€(396,135)	€12,654

Net income			451,016	451,016

Balance at December 31, 2007	€38,043	€370,746	€54,881	€463,670

The accompanying notes are an integral part of the financial statements.

Therapharm Recherches Th. R.
Statements of Cash Flows
In Euros

	12 months ended
	12/31/2007	12/31/2006

Net income (loss)	€451,016	€(438,584)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	83,369	78,096
Deferred tax expense (benefit)	—	(133,653)

Changes in operating assets and liabilities:
Unbilled revenue	(163,751)	(77,321)
Accounts receivable	(593,959)	16,645
Prepaid expenses and other current assets	(61,047)	80,092
Accounts payable	61,120	39,310
Accrued expenses	223,329	197,131
Customer deposits	400,000	—
Deferred revenue	474,204	23,033
Other current liabilities	81,971	226,823
Other liabilities	(16,100)	(67,432)

Net cash provided by (used in) operating activities	€940,152	€(55,860)

Investing activities
Change in restricted cash	(400,000)	—
Purchase of leasehold improvements and equipment	(23,339)	(35,481)

Net cash used in investing activities	€(423,339)	€(35,481)

Net change in cash	516,813	(91,341)

Cash and cash equivalents, beginning of period	€247,933	€339,274

Cash and cash equivalents, end of period	€764,746	€247,933

Supplemental disclosure of non cash activities
Distribution of deferred tax asset	€—	€(133,653)
The accompanying notes are an integral part of the financial statements.

Therapharm Recherches Th. R.
Notes to Financial Statements
December 31, 2007 and 2006
1. Nature of Business
Therapharm Recherches Th. R. (the “Company” or “Therapharm”) is a Clinical Resource Organization (CRO), providing high-quality, efficient and flexible clinical development solutions to the pharmaceutical industry. The Company is able to leverage its high degree of clinical expertise, industry knowledge and specialization to reduce the expense and time frame of clinical development. The Company’s revenues are generated principally from customers located in France, while it does support clients and perform services in several European countries.
2. Significant Accounting Policies
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.
Cash and Cash Equivalents
Cash and cash equivalents include highly liquid investments with an original maturity of three months or less from date of purchase.
Restricted Cash
The Company receives cash in advance from certain customers specifically for the payment of investigator fees relating to specific projects. Such amounts are recorded in restricted cash and short term customer deposits in the accompanying consolidated balance sheets.
Concentration of Credit Risk
Financial instruments, which potentially subject the Company to credit risk, consist principally of cash and accounts receivable. The Company performs periodic evaluations of the financial institutions in which its cash is invested. The majority of the Company’s revenues and accounts receivable are derived from pharmaceutical companies located in France. The Company’s largest customer accounted for approximately 11% of service revenues during the year ended December 31, 2007, the Company’s three largest customers accounted for approximately 10%, 11% and 14% of service revenues during the year ended December 30, 2006.
The four largest customers represented approximately 16%, 14%, 13% and 11% of the accounts receivable balance at December 31, 2007, and the largest customer represented approximately 33% of the accounts receivable balance at December 31, 2006. No other customers represented more than 10% of net service revenues or accounts receivable during those periods or at those times. The Company provides an allowance for doubtful accounts based on experience and specifically identified risks. Accounts receivable are carried at the amounts due from customers and charged off against the allowance for doubtful accounts when management determines that recovery is unlikely and the Company ceases collection efforts. During the periods contained within, the company had not identified any specific risks, and therefore no allowance for doubtful accounts was booked.
Leasehold Improvements and Equipment
Leasehold improvements and equipment are recorded at cost. Expenditures for repairs and maintenance which do not extend the useful life of the related assets are charged to expense as incurred. Depreciation and amortization expense is computed using the straight-line method over the estimated useful lives of the assets ranging from 1 to 10 years.

Revenue and Cost Recognition
The majority of the Company’s service revenues are derived from fee-for-service contracts, some of which are fixed-price contracts. Revenues and the related costs of fee-for-service contracts are recognized in the period in which services are performed. Fixed-price contract revenue is recognized as services are performed. The Company measures progress for fixed price contracts using the concept of proportional performance based upon a unit-based output method. Under the unit-based output method, output units are pre-defined in the contract and revenue is recognized based upon completion of such output units. Revenue related to contract modifications is recognized when realization is assured and the amounts are reasonably determinable. Adjustments to contract estimates are made in the periods in which the facts that require the revisions become known. When the revised estimate indicates a loss, such loss is provided for in the financial statements during that period. No such losses were recognized in 2007 or 2006. Deferred revenue represents amounts billed to customers in excess of revenue recognized. Unbilled revenue represents revenue recognized in excess of amounts billed.
In connection with the management of clinical trials, the Company pays, on behalf of its clients, fees to investigators and test subjects as well as other out-of-pocket costs for items such as travel, printing, meetings and couriers. The Company’s clients reimburse the Company for these costs. As required by EITF 01-14, amounts paid by the Company as a principal for out-of-pocket costs are included in direct costs as reimbursable out-of-pocket expenses and the reimbursements the Company receives as a principal are reported as reimbursed out-of-pocket revenue. During the years ended December 31, 2007 and 2006 fees paid to investigators and other fees the Company paid as an agent and the associated reimbursements were approximately €1,940,000 and €1,857,000, respectively and are included in the statements of operations as reimburseable revenue and expense.
Foreign Currency
The reporting currency of the Company is the euro.
Value Added Taxes
The Company accounts for value added taxes as a net component of selling, general, and administrative expenses in accordance with EITF 06-03, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should be Presented in the Income Statement”
Income Taxes
The Company is a member of a group that files a consolidated tax return in France. Accordingly, income taxes payable to (refundable from) the tax authority is recognized on the financial statements of the parent company who is the taxpayer for income tax purposes. The members of the consolidated group allocate payments to any member of the group for the income tax reduction resulting from the member’s inclusion in the consolidated return, or the member makes payments to the parent company for its allocated share of the consolidated income tax liability. This allocation approximates the amounts that would be reported if the Company was separately filing its tax return.
The Company also recognizes deferred tax assets on deductible temporary differences and deferred tax liabilities on taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. As those differences reverse, they will enter into the determination of future taxable income included in the consolidated tax returns. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement 109 (FIN 48).  FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with Statement No. 109, Accounting for Income Taxes.  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  FIN 48 also provides guidance on derecognition of tax benefits, classification on the balance sheet, interest and penalties, accounting in interim periods, disclosure, and transition.

In December 2008, the FASB provided for a deferral of the effective date of FIN 48 for certain nonpublic enterprises to annual financial statements for fiscal years beginning after December 15, 2008.  The Company has elected this deferral and accordingly will be required to adopt FIN 48 in its 2009 annual financial statements.  Prior to adoption of FIN 48, the Company will continue to evaluate its uncertain tax positions and related income tax contingencies under Statement No. 5, Accounting for Contingencies.  SFAS No. 5 requires the Company to accrue for losses it believes are probable and can be reasonably estimated.
Recently Issued Accounting Pronouncements
In September 2006 the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards No. 157, “Fair Value Measurements (SFAS No. 157)”.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurement.  SFAS No. 157 also emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and sets out a fair value hierarchy with the highest priority being quoted prices in active markets.  Under SFAS No. 157, fair value measurements are disclosed by level within that hierarchy.  In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157”, which permits a one-year deferral for the implementation of SFAS No. 157 with regard to nonfinancial assets and liabilities that are not recognized or disclosed at fair value in the financial statements on a recurring basis.   The Company adopted SFAS No. 157 for the fiscal year beginning January 1, 2008, except for nonfinancial assets and nonfinancial liabilities that are recognized or disclosed at fair value in the financial statements on a nonrecurring basis for which delayed application is permitted until our fiscal year beginning January 1, 2009.  The Company is currently assessing the potential effect of the adoption of the remaining provisions of SFAS No. 157 on its financial position, results of operations and cash flows
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of FASB Statement No. 115”, or SFAS No. 159. This standard permits, but does not require, all entities to choose to measure eligible items at fair value at specified election dates. For items for which the fair value option has been elected, an entity would report unrealized gains and losses in earnings at each subsequent reporting date. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. The Company is not electing to adopt the provisions permitting the measurement of eligible financial assets and liabilities at January 1, 2008 using the fair value option.
In June 2007, the FASB reached a consensus on EITF Issue No. 07-03, “Accounting for Nonrefundable Advance Payments for Goods or Services to Be Used in Future Research and Development Activities”. EITF 07-03 requires companies to defer and capitalize, until the goods have been delivered or the related services have been rendered, non-refundable advance payments for goods that will be used or services that will be performed in future research and development activities. EITF 07-03 is effective for fiscal years beginning after December 15, 2007. The Company does not expect EITF 07-03 will have a material impact on its financial condition or results of operations.
In December 2007, the FASB reached a consensus on EITF Issue No. 07-01, “Accounting for Collaborative Arrangements”. EITF 07-01 defines collaborative arrangements and establishes reporting requirements for transactions between participants in a collaborative arrangement and between participants in the arrangement and third parties. EITF 07-01 also establishes the appropriate income statement presentation and classification for joint operating activities and payments between participants, as well as the required disclosures related to these arrangements. EITF 07-01 is effective for fiscal years beginning after December 15, 2008. The Company does not expect EITF 07-01 will have a material impact on its financial condition or results of operations.
In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations”, or SFAS 141(R). FAS 141(R) expands the definition of a business and a business combination, requires that: the purchase price of an acquisition, including the issuance of equity securities to be determined on the acquisition date, be recorded at fair value at the acquisition date; all assets, liabilities, contingent consideration, contingencies and in-process research and development costs of an acquired business be recorded at fair value at the acquisition date; acquisition costs generally be expensed as incurred; restructuring costs generally be expensed in periods subsequent to the acquisition date; and changes be made in accounting for deferred tax asset valuation allowances and acquired income tax uncertainties after the measurement period to impact income tax expense. SFAS 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. The Company does not expect SFAS 141(R) will have a material impact on its financial condition or results of operations.
In December 2007, the FASB issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51”, or SFAS 160”. SFAS 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. An ownership interest in subsidiaries held by parties other than the parent should be presented in the consolidated statement of financial position within equity, but separate from the parent’s equity. SFAS 160 requires that changes in a parent’s ownership interest while the parent retains its controlling financial interest in its subsidiary should be accounted for similarly to equity transactions. When a subsidiary is deconsolidated, any retained noncontrolling equity investment should be initially measured at fair value, with any gain or loss recognized in earnings. SFAS 160 requires consolidated net income to be reported at amounts that include the amounts attributable to both the parent and the noncontrolling interest. It also requires disclosure, on the face of the consolidated income statement, of the amounts of consolidated net income attributable to the parent and to the noncontrolling interests. SFAS 160 is effective for fiscal years, including interim periods within those fiscal years, beginning on or after December 15, 2008. The Company does not expect SFAS 160 will have a material impact on its financial condition or results of operations.
3. Leasehold Improvements and Equipment
Furniture and equipment consist of the following (in Euros):

		December 31,	December 31,
	Useful life	2007	2006

Leasehold improvements	10 years	€134,494	€133,367
Technical facilities, material and tools	2 to 3 years	242,287	242,287
Computer equipment	1 to 3 years	404,385	385,263
Furniture and fixtures	2 to 3 years	301,547	298,457

		€1,082,713	€1,059,374
Less accumulated depreciation		(965,678)	(882,309)

		€117,035	€177,065

4. Income Taxes

Income (loss) before income taxes consists of the following components (in Euros):

		Year ended December 31,
		2007	2006

Income (loss) before income taxes		€696,399	€(572,237)

The provision (benefit) for income taxes is as follows:

	Year ended December 31,
	2007	2006

Current:	€245,383	€—
Deferred:	—	(133,653)

Total	€245,383	€(133,653)

In 2006, the Company and its parent company, APA Research S.A.S. (“APA”), filed a consolidated tax return. The Company distributed its 2006 operating loss carryforward to APA.
5. Commitments and Contingencies
The Company occupies its corporate headquarters and other offices and uses certain equipment under various operating leases. The Company’s current lease for its corporate headquarters expires in December 2015 and its Caen location lease expires in December

2010. Rent expense under such office and equipment arrangements was approximately €418,000 and €444,000 during the years ended December 31, 2007 and 2006, respectively.
Future minimum lease payments subsequent to December 31, 2007 under capital and noncancelable operating leases are approximately as follows (in Euros):

Operating
Leases
2008	€556,000
2009	529,000
2010	464,000
2011	396,000
2012	379,000
Thereafter	1,107,000

Total minimum lease payments	€3,431,000

The Company is involved in various claims incidental to the conduct of its business. Management does not believe that any such claims to which the Company is a party, both individually and in the aggregate, will have a material adverse effect on the Company’s financial position results of operations, or cash flows.
6. Related Party Transactions
During 2006 and into 2007, the Company was the subject of a lawsuit by one of its clients. The lawsuit was subsequently settled out of court by Therapharm’s parent company APA. Although the settlement was between APA and the client, Therapharm guaranteed the payment to the client. The settlement was for €740,000 to be paid back over a period of ten years, or in full upon a change in control of Therapharm’s ownership structure.
7. Subsequent Events
On December 23, 2008 the stockholder’s of Therapharm, APA, sold 100% of their interest in the company to an unrelated party. Commensurate with the sale, the settlement amount was paid in full and Therapharm was not required to perform on its guarantee.